Exhibit 10.11


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (together with the Schedules and Exhibits hereto, the "Agreement") is made as of November 24, 2003 by and among Sophia Communications, Inc, a Delaware corporation (the "Seller"), Sophia Licensee, Inc., a Delaware corporation (the "Subsidiary") and BizCom U.S.A., Inc., a Florida corporation (the "Buyer"). Seller, Buyer and Subsidiary are occasionally referred to herein as a "Party", and collectively as the "Parties."

                                  WITNESSETH:

         WHEREAS, Seller owns certain tangible and intangible assets utilized in the 220 MHz Specialized Mobile Radio ("SMR") industry and relating to certain 220 MHz stations (the "220 MHz Stations"), as further described herein, which assets it desires to sell to the Buyer, subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Subsidiary, which is a wholly-owned subsidiary of the Seller, and which holds various licenses issued by the Federal Communications Commission to operate radio stations under call signs WPOJ271, WPOJ272, WPOJ273, WPOJ274, WPOJ275, WPOJ276, WPOJ277, WPOJ278, WPOJ279, WPOJ280, and WPOJ281 in the 220-222 MHz band (the "220 MHz Licenses"), as further described herein, relating to the operation of Seller's 220MHz Stations, desires to sell such 220 MHz Licenses to the Buyer, subject to the terms and conditions set forth in this Agreement;

         WHEREAS, Buyer desires to purchase such assets of Seller and Subsidiary, as further described herein, subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, defined terms used in this Agreement shall have the meanings ascribed to them in this Agreement or expressly by definition in Article VIII, except as otherwise expressly provided.

         NOW, THEREFORE, in consideration of the premises, and respective representations warranties, covenants and agreements of each of the Seller, Subsidiary, and Buyer contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Seller, Subsidiary and Buyer, each of such Parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS

         1.01 Purchase and Sale of Assets(i). Subject to the terms and conditions hereof, (a) on the First Closing Date (as hereinafter defined), Seller agrees to and shall assign, transfer, sell, convey and deliver to Buyer all of Seller's right, title and interest in and to all of the assets of Seller other than the Excluded Assets (collectively, the "Seller's Assets"). Seller's Assets, together with the Excluded Assets and the Assumed Liabilities, constitute all of Seller's assets used in its business as it is currently being conducted. Seller's Assets are generally listed on Schedule 1.01(a) attached



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hereto. Seller's Assets shall be sold free and clear of all Liens, except for the lien of Fidelity Leasing, a division of EAB Leasing Corp., relating to certain communications equipment (the "Fidelity Lien"); and (b) on the Final Closing Date, Subsidiary agrees to and shall assign, transfer, sell, convey and deliver the 220 MHz Licenses to SMR Management, Inc, a wholly-owned subsidiary of Buyer (hereafter "Buyer Sub") free and clear of all Liens (the Seller's Assets, the 220 MHz Licenses and the Assumed Liabilities (defined below) are collectively referred to herein as the "Purchased Assets"). Notwithstanding anything contained herein to the contrary, the Parties hereto agree that Buyer may in its sole discretion at any time and from time to time following the First Closing Date, without any prior or other notice to the Seller, transfer some or all of the Purchased Assets to one or more subsidiaries (other than the 220 MHz Licenses which are being transferred pursuant hereto to Buyer Sub).

         1.02 Excluded Assets. Notwithstanding any other provision of this Agreement, the Purchased Assets shall exclude all of Seller's and Subsidiary's assets listed on Schedule 1.02 (the "Excluded Assets").

         1.03 No Assumption of Liabilities. Except for (a) contractual obligations arising on or after the First Closing Date out of contracts, leases and other agreements included in the Purchased Assets on Schedule 1.01(a), and
(b) any other liabilities expressly listed on Schedule 1.03, all of which shall be assumed by the Buyer at the First Closing (the "Assumed Liabilities"), each of Seller and Subsidiary shall retain, and Buyer shall not assume, or in any way be responsible for, or liable with respect to, any debts, liabilities or obligations of Seller and/or Subsidiary, whether arising out of or in connection with the operation of Seller, Subsidiary, and/or the Purchased Assets before the First Closing Date or otherwise, whether fixed, contingent or otherwise, known or unknown. Buyer assumes no obligation to honor employment agreements between Seller and Seller's employees, except as specifically identified on Schedule
1.03 hereto.

         1.04 Purchase Price.

                  (a) The total purchase price (the "Purchase Price") for the Purchased Assets shall be Sixteen Million One Hundred Thousand Dollars (US $16,100,000.00) payable by Buyer to Seller and Subsidiary, as follows:

                           (i) Three Hundred Thousand Dollars and no cents (US
                  $300,000.00) payable in readily available funds;

                           (ii) a promissory note (the "$2,900,000.00 Promissory
                  Note") issued by Buyer as maker to Seller or its assigns as payee, substantially in the form of Exhibit A in the principal amount of Two Million Nine Hundred Thousand Dollars and no cents (US $2,900,000.00), with simple interest payable semi-annually to accrue at the rate of four percent (4%) per annum, all principal and unpaid interest, if any, to be due and payable on or before December 31, 2007, with no early prepayment penalty and which will be secured by a Pledge and Security Agreement substantially in the form attached at Exhibit G;

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                           (iii) a promissory note (the "$400,000.00 Promissory
                  Note") issued by Buyer as maker to Seller or its assigns as payee, substantially in the form of Exhibit B in the principal amount of Four Hundred Thousand Dollars and no cents (US $400,000.00) with simple interest to accrue at the rate of four percent (4%) per annum, all principal and interest to be due and payable on or before January 31, 2004, with no early prepayment penalty and which will be secured by a Pledge and Security Agreement substantially in the form attached at Exhibit G;

                           (iv) Five Million (5,000,000) shares of Buyer's
                  common stock, par value $.0001 per share (the "Shares") issued to Seller; and

                           (v) a warrant (the "Warrant"), substantially in the
                  form of Exhibit C issued to Seller granting Seller or its assigns the right to purchase One Million (1,000,000) shares of Buyer's common stock, par value US $.0001 per share (the "Warrant Shares") at an exercise price per share which will be the lesser of (i) US $6.00 or (ii) the per share exercise price for common shares established in those warrants which are next issued by Buyer as part of a material private placement securities offering which commences after the First Closing Date, but in no event no less than US $3.00 per share. The right to exercise any or all of the rights provided for in the Warrant shall expire on December 31, 2007, for any portion of the Warrant which remains unexercised on such date.

                  (b) The Shares, Warrants and Warrant Shares to be issued to Seller pursuant to this Agreement shall be subject to "piggyback" registration rights, lock-up provisions relating thereto, and "tag along" rights, pursuant to a Registration Rights Agreement substantially in the form attached hereto as Exhibit D. Upon issuance of the Shares to the Seller, and in addition to any other rights Seller may have as a shareholder of Buyer, Seller will be entitled to not less than seven (7) days notice of, and the right to send an observer of its choice to, each meeting of the Board of Directors duly held in accordance with Buyer's organizational documents in accordance with the terms of the Registrations Rights Agreement.

         1.05 Adjustments to Purchase Price.

                  (a) The Purchase Price shall be increased or decreased as of the Closing as required to effectuate the proration of expenses relating to the Purchased Assets. All expenses arising from the operation of the Purchased Assets, including real and personal property taxes and assessments levied against the Purchased Assets, taxes (except for taxes arising from the transfer of the Assets under this Agreement), and similar prepaid and deferred items shall be prorated between the Buyer and the Seller, with Seller being responsible for all expenses, costs, and liabilities allocable to the operations through October 31, 2003, and the Buyer being responsible for all expenses, costs, and obligations allocable to operations on and after November 1, 2003. Prorations shall be calculated as of 12:01 a.m. In addition, Buyer shall not be entitled to any credit for amounts paid to Seller under the terms of the Memorandum of Understanding executed and extended between the Parties.

                           (i) For purposes of making the adjustments pursuant
                  to this Section, Seller shall prepare and deliver a list ("Adjustment List") to Buyer within forty-five (45) days

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                  following the First Closing Date, or such earlier or later date as shall be mutually agreed to by Seller and Buyer. If the Adjustment Amount is a credit to the account of Buyer, Seller shall pay such amount to Buyer, and if the Adjustment Amount is a charge to the account of Buyer, Buyer shall pay such amount to Seller, in each case in cash within five (5) days following Buyer's receipt of the Adjustment List. In the event Buyer disagrees with the Adjustment Amount determined by Seller or with any other matter arising out of this subsection, and Buyer and Seller cannot within fifteen (15) days resolve the disagreement themselves, the Parties will refer the disagreement to an independent certified public accounting firm mutually agreeable to Buyer and Seller, whose decision shall be final and whose fees and expenses shall be allocated between and paid by Seller and Buyer, respectively, to the extent that such Party does not prevail on the disputed matters decided by the accountants.

         1.06 Allocation of the Purchase Price

         The Purchase Price shall be allocated among the Seller's Assets and the 220 MHz Licenses as follows:

                  (a) the $2,900,000 Promissory Note (valued at its principal amount) and 1,800,000 Shares (valued at $2.50 per share), totaling Seven Million Four Hundred Dollars ($7,400,000.00) in consideration, shall be assigned to Subsidiary as full consideration for the 220 MHz Licenses; and

                  (b) Seven Hundred Thousand Dollars ($700,000) shall be assigned to the Seller's Assets other than the Transferred Technology, and the balance of the Purchase Price shall be assigned to the Transferred Technology.

Prior to the First Closing Date, Buyer and Seller shall use their reasonable best efforts to agree on an allocation of that portion of the Purchase Price which has been assigned to the Seller's Assets being sold hereunder other than the Transferred Technology and the 220 MHz Licenses. In the event Buyer and Seller cannot agree, the allocation shall be made by Buyer. Buyer and Seller shall use such allocation for all reporting purposes in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes. Buyer and Seller agree to report such allocation to the Internal Revenue Service in the form required by Treasury Regulation ss. 1.1060-1T.

         1.07 Closings.

                  (a) The First Closing. Subject to the satisfaction of all the conditions to Closing specified in Article IV (except Section 4.01 (b) hereof) unless waived by the Party to whom such unsatisfied condition is applicable prior to such Party's obligation to close, the "First Closing" of the transactions provided for herein shall take place at the offices of Buyer at 10:00 A.M. EST on November 25, 2003, or such earlier date as shall be mutually agreed to by Seller and Buyer (the "First Closing Date").

                  (b) The Final Closing. The "Final Closing" of the transactions provided for herein shall take place at the offices of Buyer at 10:00 A.M. EST on the fifth business day following the date on which the

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         conditions set forth in Section 4.01(b) have been met or waived (the
         "Final Closing Date"), except as set forth in Section 4.01(b).

                  (c) Effective Date. The First Closing and the Final Closing shall be effective as of 12:01 a.m. on the respective closing dates.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01 Representations and Warranties of Seller and Subsidiary, Generally

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE SELLER AND THE SUBSIDIARY MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS, THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE PURCHASED ASSETS, THE TERMS, AMOUNT, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE TITLE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE MERCHANTABILITY OR FITNESS OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF. MOREOVER, THE TRANSFERRED TECHNOLOGY IS PROVIDED "AS IS" WITHOUT WARRANTY OR CONDITION OF ANY KIND. THE ENTIRE RISK AS TO THE USE OF THE TRANSFERRED TECHNOLOGY AND THE RESULTS OR PERFORMANCE THEREOF IS ASSUMED BY BUYER AND ITS CUSTOMERS. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE SELLER AND THE SUBSIDIARY HEREBY DISCLAIM ANY WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AS TO ANY PORTION OF THE PURCHASED ASSETS.

         2.02 Representations of Seller

         Seller hereby makes the following representations and warranties to Buyer, as of the date of this Agreement (unless otherwise indicated), which representations and warranties shall continue in full force and effect from the date hereof until and through the First Closing Date:

                  (a) Authority. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware in which it is organized. Seller has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Seller is, or prior to the First Closing will be, authorized to do business as a foreign corporation in Texas and

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         Illinois, being every jurisdiction where Seller reasonably believes that such authorization is required due to the nature and extent of the Seller's business and operations in such jurisdiction. Seller has obtained all governmental and other third party approvals in order to own and operate the Seller's Assets and conduct its business as presently conducted, except where the failure to obtain such approvals would not have a Material Adverse Effect on Seller or the Purchased Assets, and all such approvals are in full force and effect. Seller's execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary action on the part of Seller, including but not limited to the approval of more than 66 2/3rds of the holders of its common shares and more than 90% of the holders of its SERIES A Preferred shares and more than 90% of the holders of its SERIES B Preferred shares, totaling more than 80% of shares voting on an "as converted" basis. No dissenters' rights are provided by law, regulation, or contract, to any of the Seller's shareholders relating to or arising out of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms against Seller except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. Except as noted on
         Schedule 2.02(b) hereto, neither the execution, delivery, nor performance of this Agreement by Seller, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under,
         (i) any and all organizational documents of Seller, including as applicable, Seller's certificate of incorporation, bylaws, or shareholders' agreement: (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Seller or Seller's Assets; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Seller is a Party or by which Seller or Seller's Assets is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Seller or Seller's Assets is or may be bound. The execution and delivery of this Agreement by Seller and the performance by Seller of the transactions contemplated hereby will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                  (c) Third-Party and Governmental Consents. Except as set forth on Schedule 2.02(c) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of Seller in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Title. Seller holds legal title to all of Seller's Assets. Except for the Fidelity Lien, all of Seller's Assets are free and clear of all Liens, of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including without limitation any rights of first refusal as to any of the Seller's Assets. Except for the Fidelity Lien, there are no outstanding options, warrants, commitments, agreements or any other rights of any character,

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         however characterized, entitling any person or entity other than Buyer to acquire any interest in all, or any part of, the Seller's Assets.

                  (e) Orders and Decrees and Related Matters. Neither Seller nor any of the Seller's Assets is subject to any judicial or administrative order, decree, ordinance or zoning restriction which would adversely affect, or impose any condition on, the Seller, the Seller's Assets, or the transactions described herein.

                  (f) Litigation. Except as set forth in Schedule 2.02(f) there is no judicial or administrative action, or any suit, proceeding, investigation or inquiry pending or, to the best Knowledge of Seller after due inquiry, threatened against or relating to Seller, the Seller's Assets, or the transactions contemplated hereby, before any federal, state or local court, arbitration tribunal or governmental or regulatory authority which could, individually or in the aggregate, (i) result in the voluntary or involuntary transfer of any of the Seller's Assets; or (ii) adversely affect Seller, the Seller's Assets, or the transactions contemplated hereby. Except as described in Schedule 2.02(f), Seller knows of no reasonable basis for any such action, suit, proceeding or any investigation or inquiry relating to the same.

                  (g) NTP Agreements.

                           (i) To the best of Seller's Knowledge, Seller has not
                  sold or leased any radio product or engaged in the manufacturing, sale or use of any device in its business which infringes on any patents lawfully issued to NTP, Inc. or any patents lawfully issued to NTP, Inc. by Flatt Morris Associates, S.A.

                           (ii) To the best of Seller's Knowledge, Seller has
                  not reproduced, distributed, or made derivative works of any software lawfully owned by NTP, Inc. or Flatt Morris Associates, S.A. or committed any other act which would constitute infringement of NTP Inc.'s copyright, trade secret right or any other proprietary right in software lawfully owned by NTP Inc. or Flatt Morris Associates, S.A.

                           (iii) None of the radio products sold or leased by
                  Seller to any third party are or were designed and marketed for use in the transmission of e-mails.

                           (iv) None of the radio products sold or leased by
                  Seller to any third party are or were intended for use in the transmission of e-mails.

                           (v) Seller makes no representations or warranties of
                  any kind with respect to the Technology and Patent License Agreement, dated February 3, 1998, by and between Seller and NTP, Inc., as amended July 25, 2002 (the "NTP Agreement") and without limiting the foregoing, to the extent Seller has any interest therein, and only to that extent, Seller is assigning to Buyer the NTP Agreement but does not warrant (1) that it has the right and ability to assign the NTP Agreement, (2) that the NTP Agreement is valid and in effect as of the date of this Assignment, or (3) that NTP, Inc. will consent to any assignment to Buyer of any rights Seller may have in the NTP Agreement.

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                  (h) Compliance with Laws. To the best of Seller's Knowledge,
         Seller is in compliance in all material respects with all applicable laws, regulations and administrative orders of (i) the United States, including without limitation the Communications Act, (ii) the FCC,
         (iii) any state, municipality, county, or other governmental subdivision, to which Seller or the Purchased Assets may be subject, except where non-compliance would not be expected to cause a Material Adverse Effect on Seller or the Purchased Assets. Seller has not received any notice, claim or complaint that it has not conducted or is not presently conducting its business in accordance with all applicable laws, rules and regulations which has not already been resolved favorably to the Seller, and, to the best of Seller's Knowledge, there is no law, rule, regulation or administrative order in effect or pending which would restrict the Seller from carrying on its business and operations in the same manner as presently conducted.

                  (i) Insurance. To the extent insurable, the Seller's Assets are insured by Seller under policies of fire, casualty, liability and other forms of insurance in such amounts and against such risks and losses as are, in Seller's discretion, reasonable and adequate for the Seller's Assets. Seller shall maintain such insurance until and including the First Closing Date.

                  (j) Contracts. Except as set forth on Schedule 2.02(j), to the best of Seller's Knowledge, Seller is not in default under any of the Assumed Liabilities, full and complete copies of which, including any and all amendments, modifications and extensions thereto, have previously been provided by Seller to Buyer. Except as set forth on
         Schedule 2.02(j), Seller has not received any notice of material noncompliance with any term or provision of any of the Assumed Liabilities. Seller is not aware of any condemnation or other proceedings or any other matter which could reasonably be expected to adversely affect the use of the property or properties which are the subject of the Assumed Liabilities.

                  (k) Taxes. Seller has filed all income, sales, and use tax returns required to be filed as of the date hereof with the Internal Revenue Service and the State of Illinois in connection with the Seller's Assets.

                  (l) Employees. Seller understands and acknowledges that Buyer may seek to retain the services of one or more of Seller's employees; Seller agrees that Buyer may retain one or more of such persons with no liability on the part of Buyer to Seller in connection therewith except as to any liabilities relating to vacation or sick days expressly assumed hereunder. Seller is not obligated under any employment agreement to any past employee.

                  (m) Broker's Fees. No agent, broker or other person acting pursuant to the express or implied authority of Seller is or may be entitled to a commission or finder's fee in connection with the transactions described in this Agreement, or is or may be entitled to make any claim against Seller or against Buyer as a result of any action by Seller, for a commission or finder's fee.

                  (n) Representations and Warranties of Subsidiary. Seller confirms all of representations and warranties made by Subsidiary herein.

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                  (o) Financial Statements. Seller has provided, or on or before thirty days following the First Closing will provide, to Buyer unaudited financial statements of Seller for Seller's last two completed fiscal years (ending on September 30), [including any required "stub period"] and any required pro-forma financial information.

                  (p) Accredited Investor. Seller acknowledges that it is an accredited investor, as such term is defined under the Securities Act, and has such knowledge and experience in financial, business and investment matters, including the telecommunications industry and specifically the 220-222 MHz segment of such industry, that it is capable of evaluating the terms and conditions, merits and risks of the transactions contemplated herein and the investment contemplated hereby, and therefore considers itself a sophisticated, accredited investor in connection with the investment contemplated hereby, and specifically with regard to its investment in the Shares, Warrants and Warrant Shares to be issued to it pursuant to this Agreement. To the best of Seller's Knowledge, based on information provided by such shareholder not earlier than September 30, 2003, except as listed on
         Schedule 2.02 (p), each of Seller's shareholders is an accredited investor, as such term is defined under the Securities Act.

                  (q) Information. Seller acknowledges its receipt and review of the Disclosure Documents. Seller, through its officers, directors and corporate and securities counsel, has had the opportunity to ask questions of, and to receive answers from, the officers and directors of Buyer concerning the Buyer, its business affairs and operations, the transactions contemplated by this Agreement, and the Disclosure Documents

                  (r) Acknowledgment of Risks. Seller understands and acknowledges, and by its execution hereof, confirms that, to the best of Seller's Knowledge, its shareholders understand and acknowledge, that there are significant risks to be considered in connection with Seller's investment in the Shares, Warrants and Warrant Shares to be issued to it pursuant to this Agreement, including without limitation the risks and factors which might effect Buyer's future operating results which are set forth in the Disclosure Documents.

                  (s) Investment and Related Matters. The Shares, Warrants and Warrant Shares to be issued to Seller pursuant to this Agreement are being acquired by Seller for its own account, and not for the account or beneficial interest of any other person or entity. The Shares, Warrants and Warrant Shares to be issued to Seller pursuant to this Agreement are not being acquired by Seller with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act or any applicable state securities laws except as part of a liquidation of Seller and distribution of Seller's assets to its shareholders after the First Closing DATE. Seller will comply in all respects with applicable State of Delaware corporate laws, rules, and regulations and applicable federal and state securities laws in connection with its receipt of the Shares, Warrants, and Warrant Shares and any later proposed subsequent dispositions thereof, if any, and, upon request of the Buyer, provide evidence thereof satisfactory to Buyer and its counsel.

                  (t) Residence. The address of Seller is correctly set forth in the notice provisions set forth in this Agreement, and Seller is resident in the State set forth therein.

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                  (u) Restricted Securities. Seller hereby acknowledges that:

                           (1) The Shares, Warrants, and Warrant Shares have not
                  been, and will not be, registered under the Securities Act or any state securities laws and, as such, must be held by Seller unless and until they are subsequently so registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration thereunder is available. The Shares, Warrants and Warrant Shares constitute "restricted securities," as that term is defined in Rule 144 promulgated by the SEC under the Securities Act.

                           (2) Seller shall not sell, assign or transfer any or
                  all of the Shares, Warrants or Warrant Shares to be issued to it pursuant to this Agreement, other than as part of a liquidating distribution to its shareholders, unless such transfer is registered under the Securities Act and any applicable state securities laws, or unless a specific exemption from registration thereunder is available. Any sale, assignment or transfer of any or all of the Shares, Warrants or Warrant Shares to be issued to Seller pursuant to this Agreement which is made pursuant to an exemption claimed under the Securities Act and any applicable state securities laws will require a favorable opinion of Seller's legal counsel, in form and in substance satisfactory to Buyer and its legal counsel, to the effect that such sale, assignment or transfer does not and will not violate the provisions of the Securities Act or any applicable state securities laws or the terms of this Agreement. Notwithstanding anything contained herein to the contrary, and in accordance with the terms of the Registration Rights Agreement, no opinion of counsel shall be necessary for a transfer to: (i) a wholly owned subsidiary of Sophia or (ii) to any person, corporation or other entity that
                  (A) is a shareholder of Sophia as of the date hereof; and (B) meets the definition of an "accredited investor" under the Securities Act at the time of the transfer.

                           (3) Buyer is not under any obligation whatsoever to
                  file any registration statement under the Securities Act or any state securities laws, to register any sale, transfer or assignment of any Shares, Warrants or Warrant Shares to be issued to Seller pursuant to this Agreement, or to take any other action necessary for the purpose of making an exemption from registration available to Seller in connection with any such sale, transfer or assignment, except as such obligations may be created under the Registration Rights Agreement to be executed and delivered at the First Closing. Stop transfer instructions will be issued by Buyer with respect to the Shares, Warrants, and Warrant Shares to be issued to Seller pursuant to this Agreement.

                  (v) Restrictive Legend. There will be placed upon all of the certificates representing Shares, Warrants and Warrant Shares delivered to Seller and any and all certificates delivered in partial or total substitution therefore, a restrictive legend which will read substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT") AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (A) THEY ARE COVERED BY A REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT

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         THERETO, EFFECTIVE UNDER THE SECURITIES ACT, OR (B) SUCH SALE,
         ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. EXCEPT AS SET FORTH IN THE ASSET PURCHASE AGREEMENT ENTERED INTO AMONG THE COMPANY, SOPHIA COMMUNICATIONS, INC. AND SOPHIA LICENSEE, INC. DATED NOVEMBER 25, 2003 ("AGREEMENT"), ANY SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THESE SECURITIES WILL REQUIRE AN OPINION OF HOLDER'S COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT SUCH TRANSACTION DOES NOT AND WILL NOT VIOLATE THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR THE TERMS OF THE AGREEMENT.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS WITH THE COMPANY PURSUANT TO THE AGREEMENT AND/OR THE REGISTRATION RIGHTS AGREEMENT.

                  (w) No Misstatements or Omissions. None of the information or documents prepared by Seller that has been furnished, or which is to be furnished by Seller to Buyer or to any of Buyer's representatives, and no representation, warranty or covenant made in this Agreement by Seller or in any agreement, document or instrument contemplated hereby, and to the best of Seller's Knowledge, no information prepared by third parties that has been furnished to Buyer by Seller, is or will be false or misleading as to any material fact, or omits or will omit to state a material fact required to make any of the statements made therein not misleading in any material respect.

         2.03 Representations and Warranties of Subsidiary. Subsidiary hereby makes the following representations and warranties to Buyer, as of the date of this Agreement (unless otherwise indicated), which representations and warranties shall continue in full force and effect from the date hereof until and through the Final Closing Date:

                  (a) Authority. Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware in which it is organized. Subsidiary has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Subsidiary is authorized to do business as a foreign corporation in every jurisdiction where Subsidiary reasonably believes that such authorization is required due to the nature and extent of the Subsidiary's business and operations in such jurisdiction. Subsidiary has obtained all governmental and other third party approvals in order to own and operate the 220 MHz Licenses and conduct its business as presently conducted, except where the failure to obtain such approvals would not have a Material Adverse Effect on Subsidiary or the 220 MHz Licenses, and all such approvals are in full

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         force and effect. Subsidiary's execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary action on the part of the Subsidiary, including but not limited to the approval of Seller, the Subsidiary's sole shareholder and holder of one
         (1) share of the Subsidiary's common stock, constituting all of the currently issued and outstanding voting securities of the Subsidiary. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, however characterized, entitling any person or entity to acquire any securities in the Subsidiary. This Agreement has been duly executed and delivered by Subsidiary and constitutes the legal, valid and binding obligation of Subsidiary enforceable in accordance with its terms against Subsidiary except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) Assets, Liabilities and Business of Subsidiary. Except for the 220 MHz Licenses, Subsidiary does not own and since its inception has never owned any other assets, and does not have and since its inception has never had any liabilities, fixed, contingent or otherwise. Except for its interest in the 220 MHz Licenses, Subsidiary does not and since its inception has not transacted any business of any type or nature whatsoever. Subsidiary is not and since its inception has never been a Party to any contract, agreement, arrangement or understanding of any type whatsoever with any third party/parties. Subsidiary does not and since its inception has never had any employees, consultants or employee benefit plans of any type or nature whatsoever.

                  (c) No Restrictions Against Performance. Neither the execution, delivery, nor performance of this Agreement by Subsidiary, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any and all organizational documents of Subsidiary, including as applicable, Subsidiary's certificate of incorporation, bylaws, or shareholders' agreement; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Subsidiary or the 220 MHz Licenses; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Subsidiary is a Party or by which Subsidiary or the 220 MHz Licenses are or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Subsidiary and/or the Subsidiary's Assets is or may be bound. The execution and delivery of this Agreement by Subsidiary and the performance by Subsidiary of the transactions contemplated hereby will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                  (d) Third-Party and Governmental Consents. Except as set forth on Schedule 2.03(d) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of Subsidiary in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (e) Title. Subsidiary holds legal and beneficial title to all of the 220 MHz Licenses. The 220 MHz Licenses are free and clear of all Liens, of any nature whatsoever, whether absolute, legal, equitable,

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         accrued, contingent or otherwise, including without limitation any rights of first refusal, except such restrictions as are imposed by the FCC on the 220 MHz Licenses. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, however characterized, entitling any person or entity other than Buyer to acquire any interest in all, or any part of, the 220 MHz Licenses.

                  (f) Orders and Decrees and Related Matters. Except such restrictions as are imposed on licenses issued by the FCC generally for the use of the 220 MHz band, neither Subsidiary nor any of the 220 MHz Licenses is subject to any judicial or administrative order, decree, ordinance or restriction which would adversely affect, or impose any condition on, the Subsidiary, or the 220 MHz Licenses, or the transactions described herein.

                  (g) Litigation. There is no judicial or administrative action, or any suit, proceeding, investigation or inquiry pending or, to the best of Subsidiary's Knowledge after due inquiry, threatened against or relating to Subsidiary, the 220 MHz Licenses, or the transactions contemplated hereby, before any federal, state or local court, arbitration tribunal or governmental or regulatory authority which could, individually or in the aggregate, (i) result in the voluntary or involuntary transfer of any of the 220 MHz Licenses; or (ii) adversely affect Subsidiary, the 220 MHz Licenses, or the transactions contemplated hereby, and Subsidiary knows of no reasonable basis for any such action, suit, proceeding or any investigation or inquiry relating to the same.

                  (h) FCC Regulatory Compliance. The 220 MHz Licenses are in full force and effect. All fees due and payable to governmental authorities pursuant to the rules governing the 220 MHz Licenses have been paid, except where the failure to pay any such fees would not result in a Material Adverse Change. No event has occurred with respect to the 220 MHz Licenses which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation of any of the 220 MHz Licenses. The Subsidiary is in compliance in all material respects with the terms of the 220 MHz Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Subsidiary has received notice, nor, to the Knowledge of the Subsidiary, is there any proceeding threatened by any governmental authority or an other fact which would cause the termination, suspension, cancellation or non-renewal of any of the 220 MHz Licenses, or the imposition of any penalty or fine by any governmental authority. Other than obtaining the FCC's consent to the assignment of the 220 MHz Licenses, and a notice of the consummation of such assignment after the Final Closing, no registrations, filings, applications or notices to, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required from the FCC in order to avoid the loss of any such license, or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto, by virtue of the execution, delivery and performance of this Agreement as contemplated herein, except where the failure to have taken any such action or to have made such filing or notice would not result in a Material Adverse Change.

                  (i) Broker's Fees. No agent, broker or other person acting pursuant to the express or implied authority of Subsidiary is or may be entitled to a commission or finder's fee in connection with the

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         transactions described in this Agreement, or is or may be entitled to make any claim against Subsidiary or against Buyer as a result of any action by Subsidiary, for a commission or finder's fee.

                  (j) No Misstatements or Omissions. None of the information or documents prepared by Subsidiary that has been furnished, or which is to be furnished by Subsidiary to Buyer or to any of Buyer's representatives, and no representation, warranty or covenant made in this Agreement by Subsidiary or in any agreement, document or instrument contemplated hereby, and to the best of Subsidiary's Knowledge, no information prepared by third parties that has been furnished to Buyer by Subsidiary, is or will be false or misleading as to any material fact, or omits or will omit to state a material fact required to make any of the statements made therein not misleading in any material respect.

                  (k) Employees. Subsidiary has no employees. Subsidiary is not obligated under any employment agreement to any past employee.

         2.04 Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to each of Seller and Subsidiary as of the date of this Agreement (unless otherwise indicated), which representations and warranties shall continue in full force and effect from the date hereof until and through the Final Closing Date:

                  (a) Authority. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida in which it is organized. Buyer has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Buyer is authorized to do business as a foreign corporation in every jurisdiction where Buyer reasonably believes that such authorization is required due to the nature and extent of the Buyer's business and operations in such jurisdiction. Buyer has obtained all governmental and other third party approvals in order to conduct its business as presently conducted, except where the failure to obtain such approvals would not have a Material Adverse Effect on Buyer, and all such approvals are in full force and effect. Buyer's execution, delivery, and performance of this Agreement have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms against Buyer except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. Neither the execution, delivery, nor performance of this Agreement by Buyer, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any and all organizational documents of Buyer, including as applicable, Buyer's articles of incorporation, as amended, bylaws, or any shareholders' agreement in effect; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Buyer; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Buyer is a Party or by which Buyer is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise,

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         permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Buyer is or may be bound.

                  (c) Third-Party and Governmental Consents. Except as set forth on Schedule 2.04(c) hereto, no approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of Buyer in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) Orders and Decrees and Related Matters. Except such restrictions as are imposed on licenses issued by the FCC generally for the use of the 220 MHz band, neither Buyer nor any of the licenses issued by the FCC to the Buyer's is subject to any judicial or administrative order, decree, ordinance or restriction which would adversely affect, or impose any condition on, the Buyer or the transactions described herein.

                  (e) Litigation. There is no judicial or administrative action, or any suit, proceeding, investigation or inquiry pending or, to the best of Buyer's Knowledge after due inquiry, threatened against or relating to Buyer or the transactions contemplated hereby, before any federal, state or local court, arbitration tribunal or governmental or regulatory authority which could, individually or in the aggregate adversely affect Buyer or the transactions contemplated hereby, and Buyer knows of no reasonable basis for any such action, suit, proceeding or any investigation or inquiry relating to the same.

                  (f) Compliance with Laws. Buyer is in compliance in all material respects with all applicable laws, regulations and administrative orders of (i) the United States, including without limitation, the Securities Act and the Exchange Act, and the Communications Act and the FCC Rules; (ii) the FCC; (iii) the SEC; (iv) any State; and (v) any municipality, county, or subdivision to which Buyer, or any of its property is or may be subject, except where non-compliance would not be expected to cause a Material Adverse Effect on Buyer. Buyer has not received any notice, claim or complaint that it has not conducted or is not presently conducting its business in accordance with all applicable laws, rules and regulations, and, to the best of Buyer's Knowledge, there is no law, rule, regulation or administrative order in effect or pending which would restrict the Buyer from carrying on its business and operations in the same manner as presently conducted.

                  (g) Securities to be Issued to Seller. Upon their issuance and delivery by Buyer to Seller pursuant to this Agreement, the Shares, Warrants and Warrant Shares will be duly issued, fully paid and nonassessable.

                  (h) Broker's Fees. No agent, broker or other person acting pursuant to the express or implied authority of Buyer is or may be entitled to a commission or finder's fee in connection with the transactions described herein, or is or may be entitled to make any claim against Seller, Subsidiary or against Buyer as a result of any actions by Buyer, for a commission or finder's fee.

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                  (i) FCC Matters. Buyer and Buyer Sub each satisfies the
         criteria for obtaining and holding licenses issued by the FCC as a "very small business" as set forth in Section 1.2111 of the FCC Rules and to Buyer's Knowledge, the FCC has no basis for assessing any unjust enrichment penalties against the Seller or Subsidiary by reason of the assignment of the 220 MHz Licenses to the Buyer.

                  (j) Financing. The Buyer's obligations under this Agreement are not subject to any financing contingency and the Buyer has sufficient funds available or committed to pay the cash amount due at the First Closing Date and to pay timely and in full the obligations due under the $400,000.00 Promissory Note. Buyer intends to meet its obligations under the $2,900,000.00 Promissory Note from the results of future operations and/or future borrowings or the issuance of new equity, but the exact method of funding has not yet been determined.

                  (k) Due Diligence Required.

                  BUYER ACKNOWLEDGES THAT BUYER IS BEING GIVEN THE OPPORTUNITY TO CONDUCT AN INDEPENDENT INSPECTION AND INVESTIGATION OF THE PHYSICAL CONDITION OF THE PURCHASED ASSETS, AND ALL OF THE INTELLECTUAL PROPERTY ASSOCIATED THEREWITH, AND ALL SUCH OTHER MATTERS RELATING TO OR AFFECTING THE PURCHASED ASSETS AS BUYER MAY DEEM NECESSARY OR APPROPRIATE AND THAT IN PROCEEDING WITH THE CONSUMMATION OF THE ACQUISITION OF THE PURCHASED ASSETS, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, BUYER IS DOING SO BASED SOLELY UPON SUCH INDEPENDENT INSPECTIONS AND INVESTIGATIONS AND ACCORDINGLY, BUYER WILL ACCEPT THE PURCHASED ASSETS AT THE APPLICABLE CLOSING "AS IS," "WHERE IS," AND "WITH ALL FAULTS,", INCLUDING ANY INFRINGEMENT OF ANY PATENT, SOFTWARE, TRADEMARK, TRADENAME OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PARTY EMBEDDED IN THE PURCHASED ASSETS AS OF THE DATE OF SALE.

                  (l) Financial Statements; Accounting Controls. Each of the consolidated financial statements (including, in each case, any related notes thereto) included in the Disclosure Documents (the "Buyer Financial Statements") was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and each fairly presented the consolidated financial position of Buyer as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Buyer's revenue recognition policies with respect to the Buyer Financial Statements have been made in accordance with GAAP. Buyer maintains a standard system of accounting in accordance with GAAP. All of Buyer's general ledgers, books and records are located at Buyer's principal place of business. Buyer's financial reserves are adequate to cover claims incurred. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to

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         permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (m) SEC Filings. Buyer has filed all forms, reports and documents required to be filed with the SEC since October 1, 2001 and has made available to Seller, in the form filed with the SEC, each of the Disclosure Documents. As of their respective dates, the Disclosure Documents (i) were prepared in accordance with the requirements of the Securities Act or, Exchange Act as the case may be, and the rules and regulations of the SEC thereunder applicable to such Disclosure Documents, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Buyer's subsidiaries is required to file any forms, reports or other documents with the SEC. There are no material contracts or other documents that would be required to be described in a prospectus included in a registration statement on Form SB-1 under the Securities Act or the rules and regulations of the Commission thereunder.

                  (n) Capitalization. The authorized capital stock of Buyer consists, or will consist immediately prior to the Closing, of 200,000,0000 shares of Common Stock, $.0001 par value per Share of which 15,764,750 shares are issued and outstanding as of November 14, 2003. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed thereon by the holders thereof. The Buyer is not currently authorized and has not issued any shares of preferred stock as of the date hereof.

                  (o) Options/Warrants As of the date hereof, Buyer has reserved 2,000,000 shares of Common Stock for issuance pursuant to Buyer's Stock Option/Stock Issuance Plan (the "Stock Option Plan"), under which no options are outstanding for shares. Buyer has reserved 8,241,000 shares of Common Stock for issuance upon exercise of outstanding warrants. Other than as set forth herein, Buyer has not issued any other convertible securities to any person including convertible notes. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

                  (p) Except as set forth in the Form 10KSB/A filed by Buyer on October 3, 2003 and Form 10-QSB filed by Buyer on November 19, 2003, since October 1, 2003 there have been no amendments of any Buyer stock options, warrants or convertible notes and no changes in the capital structure of Buyer other than issuances of Common Stock and/or warrants issued as a result of private placements initiated by the Buyer prior to October 31, 2003.

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                  (q) Absence Of Certain Changes And Events. Except as set forth in Schedule 2.04(q), or as otherwise disclosed in the Disclosure Documents, since June 30, 2003, there has not been:

                           (i) Any Material Adverse Change in the financial
                  condition, results of operation, assets, liabilities, business or prospects of Buyer or any occurrence, circumstance or combination thereof which reasonably could be expected to result in any such Material Adverse Change;

                           (ii) Any material transaction relating to or
                  involving Buyer (other than the transactions contemplated herein) which was entered into or carried out by Buyer other than in the ordinary and usual course of business;

                           (iii) Any adverse relationships or conditions with
                  vendors or customers that may have a Material Adverse Effect on Buyer; and

                           (iv) Any other event or condition of any character
                  that has resulted in a Material Adverse Effect, or may reasonably be expected to have a Material Adverse Effect, upon Buyer.

                  (r) Compliance with Laws. Except as otherwise set forth in
         Schedule 2.04(r), or as otherwise disclosed in the Disclosure Documents, Buyer has complied and is in compliance in all material respects with all applicable foreign, federal, state, and local laws, statutes, licensing requirements, rules, and regulations, and judicial or administrative decisions where the failure to comply could have a Material Adverse Effect on Buyer. There is no order issued, investigation, or proceeding pending or notice served on Buyer or, to Buyer's Knowledge, threatened, with respect to any violation of any law, ordinance, order, writ, decree, rule, or regulation issued by any federal, state, local, or foreign court or governmental agency or instrumentality.

                  (s) Undisclosed Relationships. Except as disclosed in the Form 10KSB/A filed on October 3, 2003, no relationship, direct or indirect, exists between or among the Buyer on the one hand, and the directors, officers, shareholders, customers or suppliers of the Buyer on the other hand.

                  (t) Taxes. Each of the Buyer has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by any of them as reflected on such returns, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where failure to pay would not result in a Material Adverse Change. The Buyer has made adequate charges, accruals and reserves, if any, in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Buyer or any of its consolidated subsidiaries has not been finally determined, except as would not result in a Material Adverse Change

                  (u) Insurance. The Buyer is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate

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         and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Buyer against theft, damage, destruction, and acts of vandalism.

                  (v) Employment Law and ERISA. To its Knowledge, the Buyer has not violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, except for violations that, individually or in the aggregate, would not result in a Material Adverse Change. The Buyer is in compliance in all material respects with all presently applicable provisions of ERISA. No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA). The Buyer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code. Each "pension plan" for which the Buyer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the Knowledge of the Buyer, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (w) FCC Regulatory Compliance. All licenses and authorizations issued by the FCC and state authorities governing telecommunications matters applicable to and required for the operation of the business of the Buyer are in full force and effect. All fees due and payable to governmental authorities pursuant to the rules governing those licenses have been paid, except where the failure to pay any such fees would not result in a Material Adverse Change. No event has occurred with respect to those licenses held by the Buyer which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation of any licenses. To Buyer's Knowledge, the Buyer is in compliance in all material respects with the terms of its FCC licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Buyer has received notice, nor, to the Knowledge of the Buyer, is there any proceeding threatened by any governmental authority which would cause the termination, suspension, cancellation or non-renewal of any of its FCC licenses, or the imposition of any penalty or fine (that is material to the Buyer taken as a whole) by any governmental authority. No registrations, filings, applications or notices to, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required from the FCC or any state authorities governing the telecommunications activities operated by the Buyer in order to avoid the loss of any such license, or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto, by virtue of the execution, delivery and performance of this Agreement as contemplated herein, except where the failure to have taken any such action or to have made such filing or notice would not result in a Material Adverse Change.

                  (x) Complete Disclosure. No representation or warranty made by Buyer in this Agreement, nor any financial statements prepared and furnished or to be prepared and furnished by Buyer or its representatives to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

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                                  ARTICLE III

                                   COVENANTS

         3.01 Seller's and Subsidiary's Covenants. Seller and the Subsidiary hereby jointly and severally covenant and agree that:

                  (a) Conduct of Business. From the date hereof until the First Closing, Seller shall, and from the date hereof until the Final Closing, Subsidiary shall:

                           (i) maintain and preserve the Seller's Assets and the
                  220 MHz Licenses and conduct the business of the Seller and the Subsidiary in a reasonable and prudent manner, in the ordinary and usual course, and consistent with its past business practice and maintaining insurance coverage for the full replacement value of the Seller's Assets (to the extent insurable);

                           (ii) use commercially reasonable efforts to secure
                  assignments to Buyer of all agreements identified on Schedule 1.01, including all required consents to such assignments;

                           (iii) to the extent any employment laws apply to the
                  transactions described herein, cooperate in good faith with Buyer in complying with all such laws.

                           (iv) to the extent Buyer may require audited
                  financial statements for such periods in order to meet any requirements of the Securities Act, the Exchange Act or the rules and regulations of the SEC, Seller will cooperate with Buyer in obtaining such audited financial statements, at Buyer's sole cost and expense.

                  (b) Negative Covenants. From the date hereof until the First Closing, Seller shall not, and from the date hereof until the Final Closing, Subsidiary shall not, without the Buyer's written consent,

                           (i) modify any of the leases or other agreements
                  listed on Schedule 1.01(a) hereto, except as may be approved by Buyer in its reasonable discretion in advance and in writing, or take any action which would constitute a material breach of the terms of any such lease or other agreement in any material respect;

                           (ii) except in the ordinary course of Seller's
                  business, sell, transfer, dispose of, or create or suffer any Lien on any of the Seller's Assets, except for the Fidelity Lien;

                           (iii) sell, exchange, or otherwise dispose of, enter
                  into any agreement to sell, exchange or other dispose of, mortgage, pledge or otherwise encumber, or grant any option or other right with respect to, the FCC Licenses.

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                           (iv) take any other action which would have a
                  Material Adverse Effect on Seller or Subsidiary or any of the Purchased Assets, including, without limitation, the value or condition thereof;

                           (v) enter into any lease or other agreement,
                  arrangement or understanding with respect to the Purchased Assets which is not necessary in the ordinary course of Seller's or Subsidiary's business other than the leases and agreements already entered into.

                  (c) Access and Information. To the extent Buyer reasonably deems necessary for purposes of this Agreement and the transactions described herein, Seller and Subsidiary shall permit Buyer, its counsel, accountants and other representatives to have full access, throughout the period prior to the First Closing, and during Seller's normal business hours, to Seller, specifically including without limitation, the equipment, properties, and books and records of Seller relating to the Seller's Assets and the operations of Seller's business, the books and records of Subsidiary relating to the 220 MHz Licenses, and will cause to be furnished to Buyer and its representatives during such period all information concerning the Seller's Assets as Buyer or its representatives may reasonably request, including without limitation all equipment manuals and maintenance records associated with the Seller's Assets. All books and records of Seller and Subsidiary provided to the Buyer by the Seller for review, including all copies thereof, are all true, correct and complete in all material respects, and fairly reflect a true record of each of Seller and Subsidiary and their respective business and operations, including but not limited to the Purchased Assets through the date hereof.

                  (d) No Shop. Seller agrees that, from the date hereof until Final Closing or termination of this Agreement pursuant to Article VII hereof, neither it nor any of its agents will take any action, directly or indirectly, to solicit indications of interest in, or offers for, the sale of any of the Purchased Assets, from anyone other than Buyer. Seller agrees promptly to inform Buyer of any offers or solicitations to purchase any of the Purchase Assets, including the terms thereof, made by any third party.

                  (e) Confidentiality. The Parties hereto are bound by the terms of the Reciprocal Non-Disclosure Agreement, dated April 1, 2003 (the "NDA"). Whether or not the transactions described herein are consummated, to the extent not inconsistent with the terms of the NDA, Seller agrees to use its best efforts to keep the existence and terms of this Agreement confidential, including but not limited to the nature and amount of the consideration, and any and all information with respect to the Buyer; provided, however, that each Party may disclose such information to its lawyers, accountants, and other representatives. Notwithstanding the foregoing, Seller may disclose this Agreement or any part hereof to the FCC or any third party if required to do so by law or contractual obligation; however, in such case, Seller shall, prior to such disclosure, (x) notify Buyer as to the identity of the Party to whom Seller intends to make the disclosure, and (y) redact all references to Buyer in the Agreement.

                  (f) Agreement to Pay Creditors. Seller agrees to use the $300,000.00 cash portion of the Purchase Price (provided in Section 1.04(a)) to pay all of the debts and obligations of the Seller that are due and payable as of the First Closing Date and/or otherwise.

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                  (g) Consolidated Tax Return. For the tax year 2003, Seller and
         Subsidiary agree to file consolidated Federal and state income tax returns.

                  (h) Subsidiary's Covenants. Seller agrees to cause Subsidiary to fully and timely comply with Subsidiary's covenants made herein.

                  (i) Further Assurances. Seller and Subsidiary agree, without further consideration, to execute and deliver such other instruments of transfer and take such other action as Buyer may reasonably request in order to put Buyer in possession of, and to vest in Buyer, good, valid, and unencumbered title to the Purchased Assets in accordance with this Agreement and to consummate the transactions contemplated hereby.

         3.02 Covenants of Buyer.

                  (a) Buyer agrees to use its best efforts to timely satisfy the construction obligations imposed by Sections 90.767(a)(1) and 90.769(a)(1) of the FCC Rules as they apply to each of the 220 MHz Licenses, including any extensions relating thereto (the "Buildout Requirements"). On or before the Final Closing Date and not less than once each calendar month thereafter Buyer shall prepare and deliver to Seller a report (along with verifiable documentation) (the "Buildout Report") demonstrating Buyer's efforts to date in attempting timely to satisfy the Buildout Requirements for each of the 220 MHz Licenses. The Buildout Report shall be prepared in the form and substance reasonably satisfactory to the Seller. Upon achieving full construction and filing with the FCC as to all of the 220 MHz Licenses, Buyer shall certify such full compliance in writing to the Seller.

                  (b) Access and Information. To the extent Seller reasonably deems necessary for purposes of this Agreement and the transactions described herein, Buyer shall permit Seller, its counsel, accountants and other representatives to have full access, throughout the period prior to the First Closing, and during Buyer's normal business hours, to Buyer's books and records relating to the operations of Buyer's business. All books and records of Buyer provided to the Seller for review, including all copies thereof, are all true, correct and complete in all material respects, and fairly reflect a true record of Buyer and its business and operations.

                  (c) Seller's Employees. As of November 1, 2003 Buyer has offered to employ certain of Seller's employees, and Buyer has agreed to and shall (i) assume all obligations to any of Seller's employees who is employed by the Buyer prior to the Final Closing for any accrued vacation or sick leave for which such employees have become eligible during his or her employment with Seller with the exception of Tom Houck and Mark Baker, and (ii) offer each such employee a plan for employee health insurance benefits on the same terms and conditions as may be offered from time to time by Buyer, in its sole and absolute discretion, and subject to change, to Buyer's employees (which health insurance benefits and the terms and conditions thereof, it is acknowledged by Seller, may be materially different that what was being offered by Seller to its employees), and (iii) any such person will also be eligible to participate in other benefits, if any, on the same terms and conditions as which Buyer may, from time to time, in its sole

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         discretion offer to Buyer's employees, all of which benefits, including health insurance benefits, and the terms and conditions thereof, being subject to change in Buyer's sole and absolute discretion.

                  (d) Distribution of Shares on Liquidation of Seller. Buyer hereby acknowledges that Seller may liquidate and distribute the Shares, the Warrant and/or the Warrant Shares to its shareholders as soon as it is legally able to do so. Buyer covenants and agrees to cooperate fully with Seller in taking such actions, including the issuance of new certificates for the Shares, the division of the rights represented by the Warrant into multiple warrants, and the registration of such certificates on its books, as Seller may reasonably request in order to accommodate such liquidation, subject to the terms and conditions of Section 2.02(u)(2).

         3.03 Covenants of All Parties. All of the Parties hereto covenant and agree that:

                  (a) Assignment Application. Promptly following the execution of this Agreement, if not previously filed, the Parties hereto agree to promptly prepare and file with the FCC their respective portions of an application (the "Assignment Application") seeking the consent of the FCC to transfer the 220 MHz Licenses and the ownership thereof from Subsidiary Buyer Sub. Buyer shall be responsible for paying any and all filing fees associated with the Assignment Application. The Parties agree to cooperate in the prosecution of the Assignment Application, including to the extent commercially reasonable, opposing any petitions or other filings that challenge the qualifications of either Party to the transaction to hold any FCC licenses. Each Party shall notify the other in the event it receives or desires to make any communication from or to the FCC concerning the Assignment Application.

                  (b) Disclosure to Parties. If any of the Parties should become aware, prior to the Final Closing, that any of its representations, warranties or covenants is inaccurate or incapable of being performed, such Party shall promptly give written notice of such inaccuracy or incapability to the other Party; provided, however, that nothing contained in this Section 3.03(b) shall relieve the Party bound by such representation, warranty or covenant from complying with such representation, warranty, or covenant.

                  (c) No Hindrance. Each of the Parties hereto will take all commercially reasonable actions necessary to satisfy the conditions to closing set forth in Article IV, and no Party shall take any action than can reasonably be expected to hinder to prevent the consummation of the transactions contemplated herein.

                  (d) Disclosure of Agreement by Buyer. Seller and Subsidiary acknowledge and agree that following the Final Closing, Buyer will publicly disclose the existence of this Agreement and its terms and conditions, and will file a copy of same with the Commission pursuant to its reporting obligations under the Securities Exchange Act of 1934.

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                                   ARTICLE IV

                               CLOSING CONDITIONS

         4.01 Conditions to Obligations of Buyer.

                  (a) First Closing. This Agreement and the obligations of Buyer to perform hereunder shall be subject to the satisfaction by each of Seller and Subsidiary, or waiver in writing by Buyer, of the following conditions at or prior to the First Closing:

                           (i) Corporate Authorization. Seller and Subsidiary
                  shall have each delivered to Buyer certified copies of the resolution(s) of their respective Board of Directors authorizing the execution, delivery and performance of this Agreement by Seller and Subsidiary, respectively.

                           (ii) Representations, Warranties, Covenants and
                  Obligations. All representations and warranties of Seller and Subsidiary contained in this Agreement shall, except as expressly provided herein, be true and correct in all material respects as of the date hereof and until and through (i) the First Closing Date for the Seller; and (ii) the Final Closing Date for the Subsidiary. Seller and Subsidiary shall have each performed and complied in all material respects with all of their respective covenants and obligations under this Agreement.

                           (iii) Third-Party Consents. Seller and Subsidiary
                  shall have each obtained and delivered to Buyer all necessary consents and approvals of third parties or governmental authorities to permit Buyer to acquire the Purchased Assets without the addition of any condition which would have a Material Adverse Effect on any of the Purchased Assets.

                           (iv) No Material Adverse Change. There shall not have
                  been any Material Adverse Change in any of the Purchased Assets since the date of this Agreement.

                           (v) Deliveries. Seller and Subsidiary shall have each
                  delivered to Buyer each of the documents and other items specified in Section 5.01 hereof for delivery at the First Closing.

                           (vi) Liens and Indebtedness. All Liens and
                  indebtedness with respect to the Purchased Assets, except for the Fidelity Lien, shall have been released to Buyer's satisfaction.

                  (b) Notwithstanding the foregoing, the Buyer shall not be obligated to purchase the 220 MHz Licenses or otherwise to perform any obligations accruing after the First Closing unless the FCC shall have granted its consent to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub without the addition of any condition which would have a Material Adverse Effect on the 220 MHz Licenses, and such grant shall have become a Final Order; provided, however, that if no

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         petition to deny the FCC Application has been timely filed, and the
         FCC's consent to such assignment without the addition of any condition which would have a Material Adverse Effect on the 220 MHz Licenses is granted on or before December 29, 2003, Buyer shall waive the requirement that the FCC's action become a Final Order, and in such event, the Final Closing shall occur on the earlier of (a) five business days after all other conditions to closing have been met or waived, or (b) December 30, 2003.

         4.02 Conditions to Obligations of Seller and Subsidiary.

                  (a) This Agreement and the obligations of Seller and Subsidiary to perform hereunder shall be subject to the satisfaction by Buyer, or waiver in writing by Seller and Subsidiary, of the following conditions at or prior to the First Closing:

                           (i) Representations, Warranties, Covenants and
                  Obligations. All representations and warranties of Buyer contained in this Agreement shall, except as expressly provided herein, be true and correct as of the date hereof, and until and through the Final Closing Date. Buyer shall have performed and complied with all of its covenants and obligations under this Agreement.

                           (ii) Deliveries. Buyer shall have delivered to Seller
                  or Subsidiary, as the case may be, each of the documents specified in Section 5.02 hereof.

                           (iii) No Material Adverse Change. There shall not
                  have been any Material Adverse Change in the operations, assets or financial condition of the Buyer.

                  (b) Notwithstanding the foregoing, the Subsidiary shall not be obligated to sell the 220 MHz Licenses or otherwise to perform any obligations accruing after the First Closing unless the FCC shall have granted its consent to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub.

                                   ARTICLE V

                                   DELIVERIES

         The following deliveries shall be made by the respective Parties at the applicable Closing:

         5.01 Seller's and Subsidiary's Deliveries. Each of Seller and Subsidiary shall deliver or cause to be delivered to Buyer each of the following items at or prior to the First Closing, unless otherwise specified below:

                  (a) all of the Purchased Assets identified on Schedule 1.01(a) hereof, provided, however, that if the FCC has not consented to the assignment of the 220 MHz Licenses from Subsidiary to a wholly-owned subsidiary of Buyer by the First Closing Date, then the 220 MHz Licenses shall not be delivered until the Final Closing;

                  (b) one or more bills of sale conveying to Buyer all of the Purchased Assets to be acquired hereunder, free and clear of any and all Liens of any nature, except for the Fidelity Lien;

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                  (c) evidence satisfactory to Buyer of the assignment of all leases and other agreements identified on Schedule 1.01(a) hereto

                  (d) the certified resolutions described in Section 4.01(a) hereof; and

                  (e) copies of all equipment manuals and material maintenance records associated with the Purchased Assets that are in the possession of the Seller at the First Closing; and

                  (f) such other documents, assignments, bills of sale, instruments of conveyance, and certificates of officers as reasonably may be required by Buyer to consummate this Agreement and the transactions contemplated herein.

         5.02 Buyer's Delivery. Buyer shall deliver to Seller at the First
Closing:

                  (a) the Purchase Price as provided in Section 1.04 hereof, provided, however, that if the FCC has not consented to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub by the First Closing Date:

                           (i) the Shares and Warrant shall not be delivered at
                  the First Closing to the Seller but shall instead be deposited in an escrow account with counsel for the Buyer ("Buyer's Counsel") pursuant to an escrow agreement, substantially in the form attached hereto as Exhibit E by and between the Seller, Buyer and Buyer's Counsel (the "Escrow Agreement") to be executed by all of such Parties thereto at the First Closing. The Shares and Warrant shall only be delivered by Buyer's Counsel to the Seller, if and when Buyer's Counsel is advised in writing in accordance with the forms of instruction attached to the Escrow Agreement to release and deliver the Shares and Warrant. Notwithstanding the delivery of the Shares and the Warrant to the Seller or to Buyer's counsel as escrow agent, as the case may be, at the First Closing, Seller shall not have any voting or transfer rights pertaining to the Shares, Warrants, or Warrant Shares until such time as a Final Closing has occurred.

                           (ii) Subsidiary and Buyer Sub shall enter into a
                  management agreement, substantially in the form attached hereto as Exhibit F relating to the 220 MHz Licenses, which management agreement shall provide for the management of the Subsidiary's operations by the Buyer and provide for its expiration upon the Final Closing.

                  (b) a security and pledge agreement, substantially in the form attached hereto as Exhibit G to be entered into by the Seller and Buyer (the "Security and Pledge Agreement") at the First Closing and providing the Seller with a first in priority security interest in all of the issued and outstanding shares of such wholly-owned subsidiary of Buyer in order to secure the Buyer's obligations under the $2,900,000.00 Promissory Note and the $400,000.00 Promissory Note;

                  (c) a non-exclusive, non-cancellable (provided neither Seller nor Subsidiary is in default hereunder) license agreement, substantially in the form attached hereto as Exhibit H, to be entered into by the Seller and Buyer (the "License Agreement") at the First Closing providing the Seller the right to use the technology comprising a portion of the Purchased Assets being transferred to the Buyer solely

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         in the Seller's operations in Mexico, Central America and Latin
         America, subject to further expanded use if and upon the happening of certain events as set forth therein;

                  (d) a Registration Rights Agreement substantially in the form attached hereto as Exhibit D; and

                  (e) the Buildout Report provided in Section 3.02(a).

         5.03 Deliveries at the Final Closing.

         At the Final Closing, Subsidiary shall deliver to the wholly owned subsidiary of Buyer one or more bills of sale conveying to Buyer all of the Subsidiary's rights in the 220 MHz Licenses.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.01 Indemnification by Seller. Seller agrees to defend, indemnify and hold Buyer, any subsidiary or affiliate thereof, and its/their respective successors, officers, directors, controlling persons, employees, consultants and agents (collectively, the "Indemnified Buyer Group") harmless from and against any and all Losses payable resulting from, arising out of, or incurred as a result of: (a) the falsity of any representation, warranty or covenant made by Seller herein or in accordance herewith; (b) the breach of any representation, warranty, covenant, agreement or obligation made by Seller herein or in accordance herewith; (c) any and all claims, liabilities and obligations of any nature whatsoever arising out of the business and operation of the Seller and/or the Subsidiary prior to the First Closing Date; or (d) any claim, action and/or proceeding threatened and/or brought by any non-voting and/or non-consenting and/or dissenting shareholder of Seller against any of the Indemnified Buyer Group relating to or arising out any of the transactions contemplated hereby; provided, however, that any Losses incurred by the Indemnified Buyer group that arise from the Transferred Technology shall only be indemnified as provided in
Section 6.07 of this Agreement.

         6.02 Indemnification by Subsidiary. Subsidiary agrees to defend, indemnify and hold the Indemnified Buyer Group harmless from and against any and all Losses payable to or for the benefit of, or asserted by, any Party, resulting from, arising out of, or incurred as a result of (a) the falsity of any representation, warranty or covenant made by Subsidiary herein or in accordance herewith, (b) the breach of any representation, warranty, covenant, agreement or obligation made by Subsidiary herein or in accordance herewith, or
(c) any and all claims, liabilities and obligations of any nature whatsoever relating to the business and operation of the Subsidiary prior to the Final Closing Date; provided, however, that any Losses incurred by the Indemnified Buyer group that arise from the Transferred Technology shall only be indemnified as provided in Section 6.07 of this Agreement.

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         6.03 Indemnification by Buyer. Buyer agrees to defend, indemnify and hold each of Seller and Subsidiary, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons, employees, consultants and agents, harmless from and against any and all Losses payable to or for the benefit of, or asserted by, any Party, resulting from, arising out of, or incurred as a result of (a) the falsity of any representation, warranty or covenant made by Buyer herein or in accordance herewith, or (b) the breach of any representation, warranty, covenant, agreement or obligation made by Buyer herein or in accordance herewith; or (c) any and all claims, liabilities and obligations of any nature whatsoever arising out of the business and operation of the Buyer after the First Closing Date, including those arising out of Buyer's use or operation of the Seller's Assets on or after November 1, 2003.

         6.04 Survival of Representations, Warranties, Covenants, Agreements and Indemnity Provisions. The representations, warranties, covenants, agreements and indemnity provisions herein made by each of the Seller and Subsidiary, on the one hand, and Buyer, on the other hand, shall survive the First Closing and shall be fully enforceable at law or in equity against such other Party and its permitted successors and assigns by the other Party and its permitted successors and assigns through and including one year after the First Closing, except that representations and warranties relating to the 220 MHz Licenses shall survive until the date which is six months after the Final Closing. Any investigation at any time made by or on behalf of (or any disclosure to) any Party hereto shall not diminish in any respect whatsoever its right to rely on the representations, warranties covenants and agreements of the other Party/Parties hereto.

         6.05 Notice of Claims. Buyer, Seller and Subsidiary each agree to give prompt written notice to the other of any claim against the Party giving notice which might give rise to a claim by it against the other Party/Parties hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof. In the event that any action, suit or proceeding is brought against Seller, Subsidiary or any member of the Indemnified Buyer Group with respect to which any Party/Parties hereto may have liability under the indemnification provisions contained herein, the indemnifying Party/Parties shall have the right, at its sole cost and expense, to defend such action in the name or on behalf of the indemnified Party/Parties and, in connection with any such action, suit or proceeding, the Parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding. None of the Parties hereto shall make any settlement of any claim which might give rise to liability of the other Party/Parties under the indemnification provisions contained herein without the written consent of such other Party/Parties, which consent such other Party/Parties covenants shall not be unreasonably withheld.

         6.06 Limitation of Liability. Notwithstanding anything herein to the contrary, Seller's liability under this Article VI shall be limited to Fifteen Million Four Hundred Thousand Dollars ($15,400,000), which payment may be made, at Seller's option, by the return of all or any number of the Shares issued to the Seller (valued at $2.50 per share) and the $2,900,000 Promissory Note (valued at its principal value), or in cash or cash equivalent, any combination of the foregoing adding to the liability claimed.

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         6.07 Intellectual Property Claims.

                  (a) Indemnification. Seller agrees to defend, and pay the costs of defense (including without limitation court costs and reasonable attorneys' fees), and pay the amount of any Losses against Buyer, its affiliates and/or its or their respective officers, directors, employees, and agents, resulting from third party actions, causes of action, claims and demands to the extent based on an allegation that Seller's use of the Transferred Technology in connection with the Purchased Assets prior to the First Closing (1) infringes any United States patent or copyright that was issued and effective as of the date of this Agreement, or (2) incorporates any trade secret misappropriated by Seller (as protected under the trade secret laws of the United States ); provided, however, that the foregoing indemnification obligation shall apply only if (i) the Seller is promptly notified in writing of such claim; (ii) the Seller shall have sole control of the defense or settlement thereof; (iii) the indemnified Party shall furnish to the Seller on request all reasonable information and assistance available to the indemnified Party for such defense at the Seller's expense; and (iv) the indemnified Party shall not admit any such claim and/or make any payments with respect thereto without the prior written consent of the Seller.

                  (b) Exclusion of Damages/Limitation on Liabilities. Seller's entire liability for Losses which are indemnified under this Section
         6.07 shall not exceed One Hundred Thousand Dollars ($100,000.00). IN NO EVENT SHALL SELLER BE LIABLE TO BUYER OR TO ANY OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR OTHER DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY
         LOSS) ARISING OUT OF OR RELATED TO THE TRANSFERRED TECHNOLOGY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                  (c) NTP Agreement. Buyer acknowledges that the rights it acquires under the assignment of the NTP Agreement, if any, may be limited, and Buyer hereby waives any and all claims of any kind against Seller relating to any alleged breach of this Assignment or Buyer's inability to act as the successor in interest to Seller under the NTP Agreement.

                                  ARTICLE VII

                                  TERMINATION

         7.01 Termination Not Due to Breach. This Agreement may be terminated
(a) at any time by mutual written consent of Seller, Subsidiary, and Buyer; (b) after one year from the date of this Agreement, by Buyer in the event that any condition to the obligation of Buyer to close the transaction, has not occurred and such condition to Closing has not been cured nor satisfied within twenty
(20) days after written notice thereof from Buyer to Seller and Subsidiary or by

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Seller or the Subsidiary, in the event that any condition to the obligation of
Seller or Subsidiary to close the transaction, has not occurred and such condition to Closing has not been cured nor satisfied within twenty (20) days after written notice thereof from Seller and Subsidiary to Buyer, unless, in either instance, the failure to close is the result of a breach of the Agreement by the terminating Party. If this Agreement is terminated pursuant to this
Section 7.01, (i) neither of the Parties hereto, nor any of their agents or successors in interest, shall have any liability or further obligation to the other Parties or any of its agents or successors in interest pursuant to this Agreement; and (ii) all FCC filings, applications and other submissions relating to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub shall (to the extent practicable) be withdrawn.

         7.02 Termination Due to Breach by Buyer. In the event that Buyer fails to comply with any material term or obligation or breaches any representation, warranty or covenant contained in this Agreement in any material respect and does not cure such failure within twenty (20) days of receiving written notice from Seller , then Seller may at its option, by written notice to Buyer, terminate this Agreement.

         7.03 Termination Due to Breach by Seller and/or Subsidiary. In the event that Seller and/or Subsidiary fails to comply with any material term or obligation or breaches any representation, warranty or covenant contained in this Agreement in any material respect and does not cure such failure within twenty (20) days of receiving written notice thereof, then Buyer may at its option by written notice to Seller and Subsidiary terminate this Agreement.

         7.04 Effect of Termination. Termination of the Agreement pursuant to any of the provisions of this Article VII shall not relieve any Party of any liability or obligation which has accrued or been created prior to the date such termination becomes effective.

                                  ARTICLE VIII

                                  DEFINITIONS

         As used in this Agreement, the following terms which are not elsewhere defined herein have the meanings set forth below:

         "Communications Act" shall me the Communications Act of 1934, as amended of 1996;

         "Disclosure Documents" shall mean the following documents filed by Buyer with the Commission: Buyer's Form 10-KSB and Form 10-KSB/A for the fiscal year ended June 30, 2003; Buyer's Forms 10-QSB for the quarters ended September 30, 2002, December 31, 2002, and March 31, 2003; and Buyer's Forms 8-K from the period July 1, 2002 through September 30, 2003.

         "Exchange Act" shall mean the Securities Exchange Act of 1934

         "FCC" shall mean the Federal Communications Commission or any successor agency.

         "FCC Rules" shall mean the rules, regulations and policies promulgated by the FCC under the Communications Act.

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         "Final Order" shall mean an action by the FCC as to which (a) no request for stay by the FCC is pending, no such stay is in effect, and the deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

         "Knowledge" shall mean, as to any Party, the actual present knowledge of the officers or directors of such Party.

         "Liens" shall mean all liens, liabilities, claims, mortgages, obligations, restrictions, or other encumbrances of any kind or nature whatsoever, except encumbrances that are minor and that do not in the aggregate materially affect the value, marketability or utility of the Purchased Assets.

         "Losses" shall mean all losses, liabilities, damages, costs or expenses, including reasonable attorneys' fees, penalties, and interest.

         "Material Adverse Effect" shall mean an effect on the assets, business, operations, financial condition or results of operations of a Party, that, taken as a whole, is materially adverse to such Party, but shall specifically exclude an effect resulting from (i) general economic conditions applicable to the SMR industry, (ii) general conditions in the markets in which the applicable SMR Stations operate, or (iii) circumstances that are not likely to recur and which have been substantially remedied or can be substantially remedied without substantial cost or delay.

         "Materially Adverse Change" shall mean a change in the assets, business, operations, financial condition or results of operations of a Party, that, taken as a whole, is materially adverse to such Party, but shall specifically exclude a change resulting from (i) general economic conditions applicable to the SMR industry, (ii) general conditions in the markets in which the applicable SMR Stations operate, or (iii) circumstances that are not likely to recur and which have been substantially remedied or can be substantially remedied without substantial cost or delay.

         "SEC" shall mean the United States Securities and Exchange Commission, or any successor agency.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Transferred Technology" shall mean that certain know-how, intellectual property (including all patents, copyrights, trademarks and trade secrets) and other technology for the manufacture, operation and use of radios operating in the 220 MHz band for telemetry and other data transfer applications which have been developed by or on behalf of Seller, including but not limited to those

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items identified in Section 7 of Schedule 1.01(a) and also including, to the extent Seller has any interest therein, and only to that extent, the NTP Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01 Expenses. Except as otherwise expressly provided herein, each Party to this Agreement shall pay its own expenses (including without limitation the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Agreement including, without limitation, the preparation of the applicable sections of the FCC Assignment Application, but Buyer shall pay any FCC filing fees associated with the filing of the FCC Assignment Application. In the event any Party/Parties shall bring an action in connection with the performance, breach or interpretation of this Agreement, the prevailing Party/Parties in any such action shall be entitled to recover from the losing Party/Parties all reasonable costs and expenses of such action, including attorneys' fees. Buyer shall pay all applicable documentary stamp, sales and transfer taxes, if any.

         9.02 Bulk Transfer Laws. Buyer hereby waives compliance by Seller and Subsidiary with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the Purchased Assets to Buyer.

         9.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Seller, Subsidiary, Buyer and their respective successors and permitted assigns, but shall not be assignable or delegable in whole or in part by Seller, Subsidiary, or Buyer.

         9.04 Waiver. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by all Parties stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

         9.05 Entire Agreement. This Agreement (together with the Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by Seller, Subsidiary and Buyer (or by any director, officer, agent, or other representative of such Parties) relating to the matters contemplated hereby, with the exception of the NDA and the Letter Agreement. This Agreement (together with the Schedules hereto, the $2,900,000.00 Note, the $400,000.00 Note, the Security and Pledge Agreement, the License Agreement, the Escrow Agreement, the Management Agreement, the Shares, the Warrant, and the various consents and assignments, and other documentation relating hereto) constitute the entire agreement by and among the Parties and there are no other agreements or commitments except as expressly set forth herein.

         9.06 Further Assurances. Each of the Parties hereto agrees to execute all documents and instruments and to take or to cause to be taken all actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

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         9.07 Risk of Loss. Each of the Parties hereto hereby acknowledges and agrees that the risk of loss, damage or destruction of the Seller's Assets shall be solely upon the Seller until the First Closing, and upon the First Closing shall pass to Buyer. In the event of such loss, damage or destruction prior to the First Closing, Seller shall promptly restore, replace or repair the damaged property to its previous condition at its/their own cost, and Seller shall have the right to use all insurance proceeds to effect such restoration, replacement or repair and to retain all excess proceeds.

         9.08 Notices. All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service, or via telecopier to the Parties' respective telecopier numbers set forth below (upon the sending Party's receipt of a printed telecopier confirmation of the recipient's receipt of the telecopied communication). Notices shall be sent to the Parties at the following addresses (or at such other address or telecopier number for a Party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof as provided for above):

                  (a) If to Seller:

                                    Sophia Communications, Inc.
                                    2600 Douglas Road
                                    Suite 1004
                                    Coral Gables, FL 33134
                                    Attention: Roberto Isaias
                                    Telecopier No.  (305) 529-2499

                           with a copy to:

                                    Wilkinson Barker Knauer, LLP
                                    2300 N Street, NW, Suite 700
                                    Washington, DC 20037-1128
                                    Attention: Lawrence Movshin, Esq.
                                    Telecopier No. (202) 783-5851

                  (b) If to Subsidiary (prior to the Final Closing):

                                    Sophia Licensee, Inc. c/o
                                    Sophia Communications, Inc.
                                    2600 Douglas Road
                                    Suite 1004
                                    Coral Gables, FL 33134
                                    Attention: Roberto Isaias
                                    Telecopier No.  (305) 529-2499

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                           with a copy to:

                                    Wilkinson Barker Knauer, LLP
                                    2300 N Street, NW, Suite 700
                                    Washington, DC 20037-1128
                                    Attention: Lawrence Movshin, Esq.
                                    Telecopier No. (202) 783-5851

                  (c) If to Buyer:

                                    BizCom U.S.A., Inc.
                                    5440 NW 33 Avenue, Suite 106
                                    Fort Lauderdale, Florida 33309
                                    Attention: President
                                    Telecopier No. (954) 714-0086

                           with a copy to:

                                    Tescher Lippman & Valinsky
                                    100 Northeast Third Avenue, Suite 610
                                    Fort Lauderdale, Florida 33301-1165
                                    Attention: Jay Valinsky, Esq.
                                    Telecopier No. (954) 467-2264

         9.09 Specific Performance. The Parties agree and acknowledge that, due to the unique nature of the subject matter of this Agreement, either Party would be irreparably damaged in the event of a breach of this Agreement, which damage could not be adequately compensated except by specific performance of this Agreement. In the event that any Party refuses to perform, or otherwise breaches, this Agreement, it is agreed that the non-breaching Party shall have, in addition to any other rights available to it, the right to obtain temporary or permanent injunctive relief, including but not limited to, specific performance of any and all obligations without any showing of actual damage or inadequacy of legal remedy.

         9.10 Amendments, Supplements, Etc. This Agreement may be amended or modified only by a written instrument executed by all of the Parties hereto which specifically states that it is intended to amend or modify this Agreement.

         9.11 Severability. If, at any time, the FCC, or any other applicable federal, state, or local governmental authority, or any court or arbitration tribunal having jurisdiction determines that any provision of this Agreement is void, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable and still preserve each Party's benefits and equities hereunder.

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         9.12 No Third Party Beneficiaries. Nothing herein, express or implied, is intended to or shall confer on any person or entity, other than the Parties hereto and Buyer Sub to which the 220 MHz Licenses are being assigned from Subsidiary, any rights under or by reason of this Agreement.

         9.13 Governing Law. This Agreement and the legal relations between the Parties hereto shall be governed by and construed solely in accordance with the substantive laws of the State of Florida, without giving effect to its conflict or choice of law principles thereof.

         9.14 Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorneys' Fees. If any dispute or controversy shall arise between any of the Parties hereto, such dispute or controversy may only be brought for resolution solely in the federal and/or state courts located in Broward County, Florida. Each of the Parties hereto hereby consent solely to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. Each of the Parties hereto agrees that service of any process, summons, notice or document, by U.S. registered or certified mail, to its address set forth in or as provided in Section 8.08 herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under or relating to this Agreement, are of such a complex nature that they could not be properly be tried before a jury, each of the Parties hereto waives trial by jury. The prevailing Party in any action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other Party/Parties to such action, suit or proceeding.

         9.15 Titles and Headings. Titles and headings to sections hereof are inserted for convenience of reference only, and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         9.16 Transition. Seller, Subsidiary, and Buyer shall cooperate and take such action as may be reasonably requested by the other in order to effect the transactions contemplated herein.

         9.17 Execution in Counterparts 9.18 This Agreement may be executed in one or more counterparts, and a copy of the executed document transmitted to the other Party via facsimile or email, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         9.19 Rule of Construction that Ambiguities to be Construed Against the Drafter Not Applicable. As all Parties to this Agreement have been represented by their respective counsel in connection with this Agreement, the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       SELLER:  SOPHIA COMMUNICATIONS, INC.


                                       By: /s/ Roberto Isaias
                                           ------------------
                                           Roberto Isaias, Chairman of the Board



                                       SUBSIDIARY: SOPHIA LICENSEE, INC.


                                       By: /s/ Roberto Isaias
                                           ------------------
                                           Roberto Isaias, Chairman of the Board



                                       BUYER: BIZCOM U.S.A., INC.


                                       By: /s/ Hanan Klein
                                           ---------------
                                           Hanan "Hank" Klein, President

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                                SCHEDULE 1.01(A)

                    SELLER'S ASSETS - THE FIRST CLOSING DATE
                    ----------------------------------------


         THE ASSETS AND CONTRACTUAL RIGHTS AND OBLIGATIONS TO BE CONVEYED, TRANSFERRED, ASSIGNED, AND DELIVERED BY SELLER TO BUYER AT THE FIRST CLOSING (THE "SELLER'S ASSETS") ARE THE FOLLOWING:

         1.       Equipment, and personal property listed on attached sheets.

         2.       Inventory listed on attached sheets.

         3.       Work in Process listed on attached sheets.

         4. All designs, drawings, and documents of Seller, except as provided on Schedule 1.02.

         5. Agreements, including but no limited to tower site and office leases and assignment and consents related thereto, as listed on Schedule 1.03.

         6. All U.S. customers of Seller including those customers listed on Schedule 1.03.

         7. Any and all rights owned by Seller to licenses, trademarks, patents, copyrights, trade secrets, trade secret rights and similar intellectual property, as identified below:

                  A. all designs, drawings, know how and information and all rights, of whatever nature (including, but not limited to, patent, trademark, copyright, know how and trade secrets and rights related thereto), to:

                           (i) all equipment and personal property set forth in this Schedule 1.01 (a) of the Agreement;

                           (ii) the inventory set forth in this Schedule 1.01(a) of the Agreement;

                           (iii)    the Work in Progress set forth in this
                                    Schedule 1.01(a) of the Agreement;

                           (iv) all plans, concepts, notebooks, inventions, products, know how, manufacturing techniques, work product and papers relative to any of the above.

                  B. the trade names CX2 TECHNOLOGIES, SOPHIACOMM.COM, and SOPHIACOMM, and any other trade names used by Seller and material to the business of Seller, but not the rights to the corporate name SOPHIA COMMUNICATIONS, INC., or SOPHIA COMMUNICATIONS;

                  C. the trademarks SOPHIA, SOPHIA COMMUNICATIONS, and CX2 TECHNOLOGIES, including but not limited to Federal Trademark Application Serial No. 78/168,512, filed September 27, 2002 for CX2 TECHNOLOGIES, the

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                           assignment of which is made in conjunction with an
                           assignment of the entire assets of the business to which the mark relates. Buyer will be the successor to the business of Seller to which the mark relates;

                  D. the goodwill associated with the aforementioned trade names and trademarks, and all trademark registrations, trademark applications, extensions and renewals of the same for the marks;

                  E.       the website sophiacomm.com and all content thereon;

                  F.       the domain sophiacomm.com and cx2tech.com;

                  G. all advertising, ads, signs, trade show materials and promotional materials for (i) all equipment and personal property set forth in this Schedule 1.01(a);
                           (ii) the inventory set forth in this Schedule 1.01(a); (iii) the Work in Progress set forth in this
                           Schedule 1.01(a);

                  H. the manufacturing process, technology and know-how to produce products in (i) all equipment and personal property set forth in this Schedule 1.01(a); (ii) the inventory set forth in this Schedule 1.01(a); (iii) the Work in Progress set forth in this Schedule 1.01(a);

                  I. all computer programs, code, operating instructions and operating manuals developed directly by Seller for, as well as all information regarding or relating thereto (i) all equipment and personal property set forth in this Schedule 1.01(a); (ii) the inventory set forth in this Schedule 1.01(a); (iii) the Work in Progress set forth in this Schedule 1.01(a); and

                  L. U.S. Patent No. 6,567,397, and all currently existing inventions and improvements thereon, whether subject to a patent application or not, and all continuations, extensions, renewals, continuations, continuations-in-part and divisionals of patent rights.


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                                SCHEDULE 1.01(B)

                    SELLER'S ASSETS - THE FINAL CLOSING DATE
                    ----------------------------------------


         THE ASSETS AND CONTRACTUAL RIGHTS AND OBLIGATIONS TO BE CONVEYED, TRANSFERRED, ASSIGNED, AND DELIVERED BY SUBSIDIARY TO A WHOLLY-OWNED SUBSIDIARY OF BUYER AT THE FINAL CLOSING (THE "SUBSIDIARY'S ASSETS") ARE THE FOLLOWING:

         1. The licenses issued by the Federal Communications Commission to the Company to operate radio stations under call signs WPOJ271, WPOJ272, WPOJ273, WPOJ274, WPOJ275, WPOJ276, WPOJ277, WPOJ278, WPOJ279, WPOJ280, and WPOJ281 in the 220-222 MHz band.



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                                 SCHEDULE 1.02

                                EXCLUDED ASSETS
                                ---------------


1. Seller's right, title and interest in RD220, Seller's Mexican subsidiary, and all assets related to RD 220.

2.       Sophia's corporate books and records.

3.       Accounts Receivable as of the First Closing Date of  $15,398.96.

4.       Laptop computer assigned to Tom Houck.

5.       Desktop Computer assigned to Mark Baker.

6.       Sophia Office Lease deposit of $12,742.

7. Deposit of $2,868.33 paid to Commonwealth Edison related to the provision of electric utility services.

8. The following insurance policies and related prepaids that total $9,839.87 (as of 10-31-03):

         (a) Commercial and Property
         (b) Travelers #I-660-0788783-TCT-03 - Package Policy
         (c) Travelers #I-810-7802W163-IND-03 Automobile Policy
         (d) Travelers #ISF-CUP-7802W292-IND-03 Umbrella Policy

9. The following insurance policy and related prepaids that total $8,626.86 (as of 10-31-03):

         (a) Director's and Officers policy #285-98-72 with National Union Fire Insurance Co. of Pittsburgh, PA

10. Any and all cash, cash equivalents and all other accounts receivable, bank deposits and securities held by Seller.

11. The rights to the corporate name SOPHIA COMMUNICATIONS, INC. (provided, however, that upon request of Buyer at any time after the First Closing and payment of reimbursement to Seller of expenses to change its corporate name, including reasonable and related fees to change its certificate of incorporation, Seller will assign this corporate name to Buyer)

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                                 SCHEDULE 1.03

                              ASSUMED LIABILITIES
                              -------------------


         Liabilities of Seller to be assumed by Buyer at the First Closing are the following:

CUSTOMER CONTRACTS:

1. Contract with Lumbee River Coop for 40 Datatracker Radios -- dated
   01/01/03

2. Contract with Devon Energy for Network Services related to the Carthage Base Station - dated 05/23/03

3. Contract with Bitspoint for 500 Unit Radio Order - dated 09/15/03

LEASES:

Base Station Leases:
--------------------

1. Chicago Tower and Leasing     6750 W 103rd St., Chicago Ridge, IL

2. Chicago Tower and Leasing     25705 Fairfield Rd., Lake Zurich, IL

3. Chicago Tower and Leasing     8245 S. Lemont Rd., Darien, IL

4. Chicago Tower and Leasing     2701 W. 35th Ave., Gary, IN

5. Aurora Antenna                1950 Bilter Road, Aurora, IL

6. Spectrasite Communications    10 N. 459 Nestler, Elgin, IL

7. Spectrasite Building Group    Park Tower, 5415 N. Sheridan Rd., Chicago, IL

8. Spectrasite Building Group    W. Higgins Rd, Rosemont, IL 10233 (Holiday Inn)

9. Pinnacle Towers               1450 American Lane, Schaumburg, IL

10.Pinnacle Towers               One Tower Drive, Oak Brook, IL

11.First United Corp             18600 S. Oak Park Ave., Tinley Park, IL

12.Teachers Insurance & Annuity
   Association of America        One S. Wacker Drive, Wacker, IL (Chicago)

13.American Tower Corp.          18600 S. Oak Park Ave., Clear Lake, TX
                                 (Houston)

14.American Tower Corp.          18600 S. Oak Park Ave., Carthage, TX (Panola
                                 College)

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Office Leases:
--------------

1. Lease agreement dated November 1, 1999, as amended on February 28, 2001, with Madison Ridge Associates, c/o JSQ, Inc., 6880 N. Frontage Road, Suite 300, Burr Ridge, Illinois 60527, for certain premises located at Suites 15 & 50, 8330 South Madison Street, Burr Ridge, Illinois 60527.

2. Lease agreement with Madison Ridge Associates, c/o JSQ, Inc., 6880 N. Frontage Road, Suite 300, Burr Ridge, Illinois 60527, for certain premises located at Suite 10, 8330 South Madison Street, Burr Ridge, Illinois 60527, assumed by Seller from ESA Telecomm -Systems Group, Inc. pursuant to an Assignment and Assumption agreement dated February 1, 2002.

Other Leases:
-------------

1. Lease with Fidelity Leasing/Citicapital for telephone system.
2. Lease with Fidelity Leasing/Citicapital for additional telephone equipment.

OTHER OBLIGATIONS:

1. Spectrum Management Agreement between Seller and Tantalus Systems Corp. dated April 3, 2003.

2. Subject to the limitations of Section 2.02(g) herein, Seller agrees to transfer any and all right, title and interest that it may have under the NTP Agreement to BizCom and BizCom agrees to assume any and all obligations of Sophia, to the extent that any such obligations exist, under the NTP Agreement.

3. Pursuant to Section 3.02(c) of this Agreement, as of November 1, 2003 Buyer has offered to employ certain of Seller's employees, and Buyer has agreed to and shall assume all obligations to any of Seller's employees who is employed by the Buyer prior to the Final Closing for any accrued vacation or sick leave for which such employees have become eligible during his or her employment with Seller with the exception of Tom Houck and Mark Baker.

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


                                SCHEDULE 2.02(B)

                        RESTRICTIONS AGAINST PERFORMANCE
                        --------------------------------


NONE.

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


                                SCHEDULE 2.02(C)

                     THIRD PARTY AND GOVERNMENTAL CONSENTS
                     -------------------------------------


1. FCC consent to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub.

2.  The NTP Agreement

LEASES:

Base Station Leases:
1.  Spectrasite   Communications   10 N. 459 Nestler, Elgin, IL

2.  Spectrasite Building Group     Park Tower, 5415 N. Sheridan Rd., Chicago, IL

3.  Spectrasite Building Group     W. Higgins Rd, Rosemont, IL 10233 (Holiday
                                   Inn)

4.  Pinnacle Towers                1450 American Lane, Schaumburg, IL

5.  Pinnacle Towers                One Tower Drive, Oak Brook, IL

6.  First United Corp              18600 S. Oak Park Ave., Tinley Park, IL

7.  Teachers Insurance & Annuity
      Association of America       One S. Wacker Drive, Wacker, IL (Chicago)

8.  American Tower Corp.           18600 S. Oak Park Ave., Clear Lake, TX
                                   (Houston)

9.  American Tower Corp.           18600 S. Oak Park Ave., Carthage, TX (Panola
                                   College)

Office Leases:
--------------

1. Lease agreement dated November 1, 1999, as amended on February 28, 2001, with Madison Ridge Associates, c/o JSQ, Inc., 6880 N. Frontage Road, Suite 300, Burr Ridge, Illinois 60527, for certain premises located at Suites 15 & 50, 8330 South Madison Street, Burr Ridge, Illinois 60527.

2. Lease agreement with Madison Ridge Associates, c/o JSQ, Inc., 6880 N. Frontage Road, Suite 300, Burr Ridge, Illinois 60527, for certain premises located at Suite 10, 8330 South Madison Street, Burr Ridge, Illinois 60527, assumed by Seller from ESA Telecomm -Systems Group, Inc. pursuant to an Assignment and Assumption agreement dated February 1, 2002.

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                                                        Asset Purchase Agreement

Other Leases:
-------------

1.  Lease with Fidelity Leasing/Citicapital for telephone system.
2.  Lease with Fidelity Leasing/Citicapital for additional telephone equipment.

Other Agreements:
-----------------

Spectrum Management Agreement between Seller and Tantalus Systems Corp. dated April 3, 2003.

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


                                SCHEDULE 2.02(F)

                                   LITIGATION
                                   ----------

L.A. Harp & Associates vs. Sophia Communications. Matter relates to fee dispute regarding marketing communication activities. Sophia is represented by Robert E. Senechalle, Jr., Esq. The original complaint stated damages of $71,393.85. On November 19, 2003, Harp offered Seller a counter proposal of $55,000 to settle this matter. Settlement discussions are on-going.

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                                                        Asset Purchase Agreement

                                SCHEDULE 2.02(J)

                                   CONTRACTS
                                   ---------


NONE

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


                                SCHEDULE 2.02(P)

                              ACCREDITED INVESTORS
                              --------------------



See attached list.


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


                                SCHEDULE 2.03(D)

                     THIRD PARTY AND GOVERNMENTAL CONSENTS
                     -------------------------------------


         1. FCC consent to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub.


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

                                SCHEDULE 2.04(C)

                     THIRD PARTY AND GOVERNMENTAL CONSENTS
                     -------------------------------------


         1. FCC consent to the assignment of the 220 MHz Licenses from Subsidiary to Buyer Sub.


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

                                SCHEDULE 2.04(Q)

                     ABSENCE OF CERTAIN CHANGES AND EVENTS
                     -------------------------------------


NONE.

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


                                SCHEDULE 2.04(R)

                              COMPLIANCE WITH LAWS
                              --------------------


None.


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